PROXY.R1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 PROXY STATEMENT

         (PURSUANT TO SECTION 14(a) OF SECURITIES EXCHANGE ACT OF 1934)
                                (Amendment No.2)

Filed by Registrant _XX_
Filed by a Party other then Registrant

Check the appropriate box:

_X_Preliminary Proxy Statement (PRER14A)

___Confidential, for use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
___Definitive Proxy Statement
___Definitive Additional Materials
___Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


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                (Name of Registrant as Specified in Its Charter)
                        Biosearch Medical Products, Inc.
 -------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other then Registrant)
 -------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

_X_  No fee required

___  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1)   Title of each class of  securities  to which  transaction  applies:  COMMON
     STOCK

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2)   Aggregate number of securities to which transaction applies: 2,202,878

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction: $440,576

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5)   Total paid:

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___  Fee paid previously with preliminary material:

___ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration No.:

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     3)   Filing Party:

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     4)   Date filed:

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


                        BIOSEARCH MEDICAL PRODUCTS, INC.

                         -------------------------------

                    Notice of Annual Meeting of Stockholders
                           to be held October 20, 1999

                         -------------------------------

                                                          Somerville, New Jersey
                                                              September 13, 1999

To the Holders of Common Stock of
BIOSEARCH MEDICAL PRODUCTS, INC.:

     The Annual Meeting of the Stockholders of BIOSEARCH MEDICAL PRODUCTS, INC. will be held at the Ryland Inn, U.S.Route 22 West, Whitehouse, NJ 08876, Wednesday, October 20, 1999, at 10:00 AM, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect directors of the Company for the ensuing year. (In case Proposal II is not approved by a majority vote of the stockholders.)

     2. To vote on exchanging (a form of sale) all the Common Shares of the Company with Hydromer, Inc. an affiliated entity, for $0.20 per share. Upon the affirmation vote of a majority of votes cast at the meeting, all issued and outstanding shares of the Company will be exchanged for $0.20 per share.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on September 1, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.


                           By Order of the Board of Directors,


                          Robert J. Moravsik, Secretary

     You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign, and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                   Ryland Inn
                             Box 284 * Route 22 West
                              Whitehouse, NJ 08888
                                 (908) 534-4011



                                [GRAPHIC OMITTED]

PROXY STATEMENT

     This Proxy Statement, which will be mailed commencing on or about September 13, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Biosearch Medical Products, Inc. ("Biosearch" or the "Company"), for use at the Annual Meeting of Stockholders to be held on October 20, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35A Industrial Parkway, Somerville, New Jersey 08876.

     At the close of business on September 1, 1999, the record date stated in the accompanying Notice, the Company had outstanding 2,202,878 shares of common stock (a quorum will be 1,101,440 shares), without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     On September 1, 1999, Manfred F. Dyck, C.E.O. and a director of the Company, beneficially owned approximately 21.8% of the outstanding Common Stock of the Company and his son, Martin C. Dyck, President of the Company, beneficially owned an additional 1.8% of the Common Stock. Such ownership may enable such stockholders to exercise a controlling influence over the Company's affairs.

     Also on September 1, 1999 Manfred F. Dyck owned approximately 47% of the outstanding stock of Hydromer, Inc. Mr. Dyck is C.E.O., President and a Director of Hydromer. This common ownership causes Hydromer, Inc. to be an affiliated entity pursuant to the Rules promulgated by the United States Security and Exchange Commission.

     IMPORTANT NOTES:

VOTING:

The vote required to elect directors or act on other proposals are a majority of the votes case, for/against, at a meeting containing a quorum. A quorum is attained if 50% plus one shares (1,101,440) of the total outstanding shares are represented at the annual meeting in person or by proxy. An abstention (send in proxy with no vote) counts towards the quorum requirement but NOT towards the vote to pass any proposals. In the event a stockholder, holds their shares in street name then broker is required to obtain instructions from each stockholder on how to vote these shares. The Company and/or its contractor solicits information from all known brokers holding stock for the benefit of others. ["street name" stock]. If the broker does not vote the shares held in street name the effect is that the shares are not counted towards the quorum or the vote to pass any proposal.

FORWARD-LOOKING STATEMENTS:

     Certain information contained in this Proxy Statement as to future financial or operating performance of Biosearch or any other entity may constitute a "forward looking statement". Forward looking statements include statements containing plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other then statements of historical facts. Forward looking statements can be identified by, among other things, the use of forward looking terminology such as "believes", "expects", "may", "will", "should", "seeks", "pro forma", "anticipates", "intends", "thinks" or the negative of any of these terms or similar terms having the same variation or are comparable to these terms, or by discussion of strategy or intentions. Forward looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, predictions or achievements of Biosearch, the industry or any other entity to be materially different from any future results, performance or achievements, expressed or implied, by such forward looking statements. These factors include but are not limited to, the regulatory climate such a reduction in Medicare and Medicaid, changes in the laws affecting the insurance industry, HMO's, PPO's and health care groups, changes in the medical device and industrial products for which Biosearch manufactures products or performs services, changes in the European market place or regulations affecting Biosearch's ISO 9001 registration and the CE Marks on certain of its products and national economic conditions, demographic trends, employee availability and cost increases.

                            I. ELECTION OF DIRECTORS
                                  (Proposal I)

     Five directors will be elected at the Annual Meeting of Stockholders, each to serve for one year and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is currently serving as a director. In case any of the nominees are unable or decline to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company. In the event Proposal II is approved by the stockholders, it will result in the stock of Biosearch being owned by one entity, Hydromer, Inc. Pursuant to the Bylaws of Biosearch, Hydromer may keep or replace the elected Board members in its sole discretion.

Nominees for Election
---------------------

                                     AMOUNT AND NATURE
                                     OF BENEFICIAL
                                     OWNERSHIP OF                   PERCENT OF
NAME, AGE, & PRINCIPAL               COMMON STOCK                   OUTSTANDING
OCCUPATION                           AS OF September 1, 1999 (1)    SHARES
----------                           ---------------------------    ------

MANFRED F. DYCK, age 63;                       480,004 (2)                 21.8
  C.E.O. of the Company
  since 1975; Director, CEO &
  President: Hydromer, Inc.,
  (developer and marketer
  of polymeric complexes).
  Director of the Company
  since 1975.

MARTIN C. DYCK, age 37;                         39,041 (3)                  1.8
  President of the
  Company since 1998; Vice
  President of Operations
  since 1993, Employed by
  the Company in various
  position since 1986, starting
  as a Project Manager.

DAVID M. SCHRECK, M.D. age 45;                  10,000(4)                   0.5
  Chief, Department of Emergency
  Medicine, Medical Director,
  Muhlenberg Regional
  Medical Center since 1991;
  also President EMO Medical
  Offices in Livingston,
  NJ. Director of the Company
  since April 1996.

FREDERICK A. PERL, MD, age 71                    9,000(4)                   0.4
  Attending staff, Somerset Medical
  Center since 1957; Consulting staff
  Obstetrics and Gynecology, Carrier
  Clinic since 1959; Affiliated with
  St. Peter's Medical Center, active staff
  Since 1994,  Director of the Company
  since December 1996

KLAUS J.H. MECKELER, M.D. age 65;               22,000 (4)                   1.0
  Clinical Professor of Medicine
  UMDNJ, Robert Wood Johnson Medical School
  Former Chief of Gastroenterology
  and Director of Endoscopic Clinic
  (a clinic specializing in
  gastrointestinal disorders)
  Somerset Medical Center, since
  1966; Director of the
  Company since January 1984.

----------
     (1) Except as otherwise indicated, as of September 1, 1999, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

     (2) Includes an aggregate of 38,418 shares held by Mr. Dyck as custodian for certain of his children and his children directly; also includes 96,867 stock options in Mr. Dyck's name. Excludes 4,654 shares and 34,387 options in the name of Mr. Dyck's son Martin who is also a Director. Includes 29,607 shares held by Ursula M. Dyck, his wife, individually or as custodian.

     (3)  Includes 34,387 options being held by Mr. Martin C. Dyck

     (4) In January 1998 the directors voted to re-issue certain options to account for past services as Board members and to compensate directors for agreeing to accrue Board Member fees. Dr. Meckeler was granted 22,000 options to purchase shares as a replacement for all previous options; Dr. Schreck was granted 10,000 options to purchase shares as a replacement for all previous options and Dr. Perl was granted 1,000 options in addition to the 8,000 previously granted in 1997. The options were granted at the market price on the date of grant.

No family relationship exists between any of the directors or executive officers of the Company, except that Martin C. Dyck who serves as President is Mr. Manfred F. Dyck's son.

Board Meetings

     During the past year, the Board of Directors of the Company met ten times. Each of the persons named above attended at least seventy-five percent (75%) of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served except for Mr. Martin C. Dyck who was appointed in September of 1998 and Dr. David Schreck who attended 50% of the meetings.

Committees in General

     The Board of Directors of the Company does not have a Nominating Committee or a Compensation Committee. In June of 1989 the Company formed an Audit Committee to oversee the auditing process and evaluate the performance of the outside accountants. The Audit Committee met on one occasion in 1998. The Board of Directors approved a practice in 1990 whereby the outside directors are to approve the raises of all employees whose salaries are above $50,000 a year.

Executive Officers

Manfred F. Dyck has been Chairman of the Board, Chief Operating Officer since 1975. Mr. Dyck has been President of Biosearch from 1975 to 1998. He also serves as Chief Executive Officer of Hydromer since June 1983 and a Director of
Hydromer since its inception. Mr. Dyck served as Chief Executive Officer of Hydromer from its inception until October of 1986, and as of August 1989, reassumed the duties of Chief Executive Officer.

Martin C. Dyck has been President of Biosearch since 1998. Prior to that he served as Vice President of Operation from 1993-1998. He joined Biosearch in 1986 as a Project Manager and has served in various positions since then.

Robert Keller has been Vice President and Chief Financial Officer of Biosearch since 1995. Prior to this he was Vice President and Chief Financial Officer of Mailing Services. Mr Keller is also Principal Accounting Officer of Hydromer since June 1999.

Robert J. Moravsik has been Vice President and General Counsel of Biosearch since 1987. He also serves in the same capacity for Hydromer since April 1998. Prior to that he was Vice President and General Counsel to Fisher Stevens, Inc. a subsidiary of the Bureau of National Affairs.

Section 16 Filing Obligations

     During 1998 all directors and officers have complied with their obligation to file the reports which are required by Section 16(a) of the Exchange Act. The Company is not aware of any failure on the part of beneficial owners of more then 10% of the outstanding common stock of the Company, to file timely reports.

Summary Compensation Table

     The following table sets forth information concerning the CEO and executive officers of the Company whose cash compensation exceeded $100,000 as of December 31, 1998.

                                                                           Long Term Compensation
                          Annual Compen.                              Awards                 Payouts
                                                         Other
 Name                                                    Annual      Restricted                          All Other
 and                                                     Compen-       Stock                  LTIP       Compen-
 Principle                                               sation        Award    Options/      Payouts     sation
 Position                  Year     Salary($)  Bonus($)    ($)           ($)     SARs(#)         ($)      ($)
 --------
 Manfred F. Dyck            1998      36,840       0       3,420          0           0          0         0
                            1997      95,803       0       3,510          0      77,617          0         0
                            1996     192,500       0      16,760          0           0          0         0

No other executive qualifies for inclusion in this table.

Notes:

     1. On October 29, 1997 Mr. Dyck was granted 77,617 options to purchase company stock at $0.19. This grant was vested in full. (see Options granted.)

     2. On May 5, 1998 Mr. Martin C. Dyck was appointed President of the Company (Mr. Manfred Dyck retaining the position of Chairman and CEO). Martin Dyck's 1998 Salary was less then $100,000.

     3. The other annual compensation is premiums paid on a life insurance policy for amounts over $50,000.

     4. Mr. Dyck's salary for 1998 was $95,000. The above table reflects only what was actually paid. The remaining moneys plus additional accrued salary was paid in March of 1999. (See "Certain Agreements with Directors and Executive Officers")

     The Company has customary medical and group life insurance programs. See "Certain Employee Benefit Arrangements" below. See also "Certain Agreements with Directors and Executive Officers" and "Other Information Concerning Directors, Officers, and Stockholders" below. The Company makes certain benefits not described elsewhere herein available to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer in the above table, which cannot be precisely ascertained, but is less than the lesser of (a) 10% of the total salary and bonus paid to each executive officer or (b) $50,000 as the case may be, is not included in such table.

Option Granted


     On October 29, 1997 Stock Options to purchase 200,041 shares at $0.19 were awarded to 13 managerial and key employees including Manfred F. Dyck who received 77,617. These options immediately vested. The options expire if the employee resigns. It was the Company's opinion that such awards are necessary to retain the companies experienced key employees who have not received salary increments for the past three years.

Option Grants in Last Fiscal Year

                                     % of Total
                                       Options         Exercise or
                                       Granted         Base Price        Expir-
                           Options       in            Per Share         ation
         Name              Granted   Fiscal Year        ($/sh)           Date

 Dr. Frederick Perl           1,000       2%             .19           1/21/2003
 Dr. Klaus J.H. Meckeler     22,000      43%               "                  "
 Dr. Davis Schreck           10,000      21%               "                  "


These options were granted on January 21, 1998 based on the longevity of the director's services to the Company.

Two employees were granted at total of 18,000 options (34%), 5 years, vesting 1/3 in each year at .19 to compensate for not receiving an increase in salary. It is the opinion of the Company that these options are needed to retain these important employees.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Status

                                                                   Number of Unexercised             See note
                                Shares                             Options Held at             Val.of Unexer, in the money
                                Acquired when        Value         Fisc. Year End (#)          Options at Fiscal Year End($)
                                Exercised(#)       Realized($)     Exercis-  Unexercis-        Exercis-         Unexercis-
         Name                                                       able      able             able             able

 Manfred F. Dyck, CEO, BD          --                  --           96,867     0                  0               0


note: "in the money" calculation assumes a market price of $.12 (September 1, 1999). Pursuant to the terms of the option grant the shares are restricted, and may only be sold in the marketplace pursuant to an exception to the requirements to register such as Rule 144.

Long-Term Stock Incentive Plan Awards

     The Company did not have such a plan in effect for the fiscal year 1998 and has no present intention to establish such a plan.

Profit Sharing Retirement Plan

     The Company has a "401K" Plan in effect for all of its employees. Subject to the discretion of the Company, exercised each year, it contributes 33 1/3% of employee contributions up to 6% to the plan. Effective May 1, 1991, the Company has discontinued the contribution subject to further action by the Board. The full costs of administering the plan, which includes service fees paid to an insurance company for administering the plan and monies paid to the Company's auditors to provide an audit report, will be borne by the Company.

Certain Agreements with Directors
and Executive Officers

     Mr. Dyck has an employment agreement with the Company which provides a minimum annual salary of $192,500, and a 6-month notice of termination. Mr. Dyck was required to devote at least 90% of his business time to the affairs of the Company. On January 1, 1993 the Company and Mr. Dyck agreed that his annual salary would be reduced to $96,500 and he would be required to work on a part time basis of three days per week. On June 4, 1994 Mr. Dyck's salary was increased to the full time amount (90% of his time) of $193,000 per year. In December 1994 as part of a cost reduction plan, Mr. Dyck voluntarily agreed to a salary reduction to $150,000 per year. On February 5, 1997 Mr. Dyck presented the Board with a cost reduction program which resulted in his salary being voluntarily reduced to $95,000/year based on a three day work week. On 5/5/98 by consent and agreement, Mr. Dyck's salary was amended to $95,000 accrued not paid. He agreed to be removed as President, but retained the title of Chairman and CEO. Mr. Martin C. Dyck, son of Mr. Dyck was appointed President.

     In June of 1998 the Board passed a resolution providing that in the event of change of control to one entity or more than one entity acting in concert, key employees are to be immediately paid a percentage of their yearly salary. Mr. Martin C. Dyck, President is to be paid one years salary and Mr. Keller a Vice President and the treasurer is to be paid 25% of a years salary. Four other key employees are to be paid 25% of their salary. The total payment if made on 12/31/98 would have been $136,000. On May 12, 1999 at a special board meeting to consider the offer made by Hydromer, Inc. to exchange $0.20 for each common share of the Company, Mr. Martin C. Dyck waived this change of control payment ($72,000) in lieu of an offer by Hydromer of the position of Vice President at a salary of $110,000 per year and an option to purchase 10,000 Hydromer shares at a price equal to the last five day average market price on the day of closing of the exchange transaction (see Proposal II.)

     On December 30, 1998 the Company paid Mr. Martin C. Dyck $ 8,492 representing salary earned but not paid and on March 4, 1999 the Company paid the Directors as a group $ 70,500 representing directors' fees earned but not previously paid. On March 11, 1999 the amount of $76,730 owed to Manfred F. Dyck, C.E.O. for salary accrued was paid. On March 17, 1999 the Board agreed to continue to accrue directors' fees, and Manfred F. Dyck agreed to a continued accrual of his salary. On July 21, 1999 the Directors voted to pay all Directors fees owed to date and continuing paying director's fees as they become due. Mr. Manfred F. Dyck agreed to allow the Company to continue accruing his salary.

     For services rendered to the Company certain directors of the Company were granted options to purchase Common Stock of the Company. (See "Options Granted" above.)

     Each director of the Company is entitled to receive compensation in the amount of $750 for each meeting of the Board of Directors attended either in person or telephonically, and $200 for each specially called telephonic conference meeting. In March of 1999 and until further notice the Board agreed to accrue, but not pay Directors fees.

Information Concerning Certain Stockholders

     The stockholders (including any "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934), who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company as of September 1, 1999, each Director of the Company who owned beneficially shares of Common Stock and all Directors and Officers of the Company as a group, and their respective share holdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power. The company has one class of shares.

NAME AND                                  SHARES OF COMMON STOCK       PERCENT
ADDRESS                                   OWNED BENEFICIALLY AS OF     OF CLASS
--------                                   September 1, 1999           --------
                                           -----------------
Manfred F. Dyck                                480,004 (1)                21.8
  255 Holland Road
  Far Hills, NJ  07931

Martin C. Dyck                                  39,041 (2)                 1.8
  Biosearch Medical Products, Inc.
  35A Industrial Pkwy
  Somerville, NJ  08876

Frederick A. Perl                                9,000 (3)                 0.4
  951 North Mountain Ave.
  Boundbrook, NJ   08805

David M. Schreck                                10,000 (3)                0.5
  80 Division Ave.
  Summit, NJ  07901

Klaus J.H. Meckeler                             22,000 (3)                 1.0
  Biosearch Medical Products, Inc.
  35A Industrial Pkway
  Somerville, NJ  08807

Steve N. Bronson                               301,494                    13.7
2101 W. Commercial Blvd, Suite 1500
Ft. Lauderdale, Florida 33309

All Directors and Officers                     605,084 (4)                27.5
  as a Group (7 persons)


(1) Includes an aggregate of 38,418 shares held by Mr. Dyck as custodian for certain of his children and his children directly; also includes 96,867 stock options in Mr. Dyck's name. Excludes 4,654 shares and 34,387 options in the name of Mr. Dyck's son Martin who is also a Director. Includes
     29,607 shares held by Ursula M. Dyck, his wife, individually or as custodian.

(2)  Includes 34,387 options being held by Mr. Martin C. Dyck

(3) In January 1998 the directors voted to re-issue certain options to account for past services as Board members and to compensate directors for agreeing to accrue Board Member fees. Dr. Meckeler was granted 22,000 options to purchase shares as a replacement for all previous options; Dr. Schreck was granted 10,000 options to purchase shares as a replacement for all previous options and Dr. Perl was granted 1,000 options in addition to the 8,000 previously granted in 1997. The options were granted at the market price on the date of grant.

(4) Includes 217,035 options presently held by Officers or Directors, see "Options Granted Outside Of Stock Option Plan."

Other Information Concerning Directors,
Officers and Stockholders


     The Company, during 1998 was a party to various transactions with Hydromer, Inc., an affiliated entity. Hydromer provides the Company with chemicals and analytical services. In 1998 the Company purchased approximately $35,000 worth of goods and services from Hydromer and billed Hydromer for approximately
$26,000 for services and out of pocket expenses incurred in its behalf (the Company provides secretarial services to Hydromer at $500 per month). The Company has served as the a subcontractor of Hydromer to provide coating services on various products using the chemicals made by Hydromer at prices it would charge to any other non-affiliated party for like services. The Company paid $38,900 to Hydromer as royalties owed up to the date of expiration or termination on patents that expired or were terminated in March of 1998.

     In 1997 the Company was a party to various transactions with Hydromer, Inc. Hydromer provides the Company with chemicals and analytical services. In 1997 the Company purchased approximately $40,000 worth of goods and services from Hydromer and billed Hydromer for approximately $77,000 for services, out of pocket expenses incurred in its behalf (the Company provides secretarial services to Hydromer at $500 per month), the purchase of a curing oven for $46,000 and rented some space at Biosearch for $19,000. This arrangement for space was terminated in latter 1997 and the oven was removed and reinstalled at Hydromer's production facility. The Company paid Hydromer $29,000 representing a minimum royalty fee for a patent/know-how license concerning the Hydromer coatings and accrued an additional $26,875 for royalties due but not paid. In late 1997 Hydromer and Biosearch entered into a secrecy agreement whereby the Officers of Hydromer were granted access to the non-public records of Biosearch to explore any possible business relationships or ventures. On March 31, 1998 the Company and Hydromer entered into a contract of sale whereby, Hydromer agreed to purchase the Company's building and land at a price of $850,000 and a three year lease-back to the Company of 16,000 square feet (approx. 2/3rds of the building). The parties valued the lease at $346,500. Closing is expected to take place with 60 days.

     From July 96 to June 98 Hydromer purchased an aggregate of $46,500 of furniture from Biosearch at terms Biosearch is of the opinion was fair and on no less favorable terms available to a non-affiliated party.

     In late 1997 Hydromer and Biosearch entered into a secrecy agreement whereby the Officers of Hydromer were granted access to the non-public records of Biosearch to explore any possible business relationships or ventures.

     On March 31, 1998 the Company and Hydromer entered into a contract of sale whereby, Hydromer agreed to purchase the Company's building and land at a price of $850,000 and a three year lease-back to the Company of 16,000 square feet (approx. 2/3rds of the building). The parties valued the lease at $346,500. The transaction was closed on June 12, 1998. Since then the parties have shared various costs in accordance with the terms of the lease in the area of taxes, utilities, security, cleaning, and other services which are in common. The Company believes that the terms of the foregoing arrangement are fair and equitable to both parties as prior to the closing, a non-affiliated party canceled a transaction of substantially the same terms (except the purchase price was $50,000 higher then purchased by Hydromer), due to their inability to obtain a mortgage. After this cancellation and prior to the purchase by Hydromer, Inc., Summit Bank, the holder of a $840,000 mortgage filed an action seeking foreclosure against Biosearch and a court order to conduct a sheriff's sale of Biosearch's property. If not for the sale to Hydromer, Inc. it is the opinion of Biosearch that the sale price of the property at a forced sale would have been substantially less that the amount paid by Hydromer, Inc. There were no other potential buyers.

     As of April 20, 1998, as part of a cost reduction plan, the General Counsel was employed by the Company on a part time basis of 1 day per week. The remaining 4 days are spent as the General Counsel of Hydromer. In the event of a conflict between the Company and Hydromer, outside counsel is used.

     In August of 1998, the Hydromer Board of Directors considered that it may be beneficial to Hydromer to acquire the stock of Biosearch Medical Products, Inc. Hydromer is a company which is an affiliate of Biosearch by virtue of the common stock ownership and control of both companies by Manfred F. Dyck. The Hydromer Board considered that Hydromer could make use of Food and Drug
Administration- registered manufacturing facilities of Biosearch for coating, and prototype development under GMP/ISO 9000 conditions, which the company needs to remain competitive. The Hydromer board also considered that a stock acquisition would permit the possible use of tax loss carry forwards ("NOL's") which could improve Hydromer's cash flow. Because of the potential conflict of interest, Manfred F. Dyck and Ursula M. Dyck excused themselves from these deliberations and the Board established its three independent directors Robert Bea, Dieter Heinemann and Dr. Maxwell Borow, to act as an Acquisition Committee with authority to evaluate and recommend a course of action for Hydromer in this matter.

     The Hydromer's Acquisition Committee considered external reports from Howard Lawson & Co. and a report from Hydromer's independent accountants.

     In September of 1998, Hydromer qualified its interest in acquiring the stock of the Company in a stock exchange at the ratio of 6 shares of Biosearch stock for each one share of Hydromer and conditioned on certain liabilities of Biosearch being eliminated. The Board of Directors (Manfred F. Dyck, not taking part in the decision) was of the opinion that the stated terms might not be in the best interests of the stockholders as the assets of the Company were worth more then the total value of the Hydromer shares that the Biosearch stockholders would have gotten. In September of 1998 Hydromer shares were selling on the "pink sheets" (OTC Bulletin Board) at prices fluctuating between $0.62 to $0.95 (with occasional spikes over $1.00); Biosearch shares were selling at prices ranging from $0.06 to $0.14. At this time Biosearch was negotiating an asset sale and a technology license with C.R. Bard, Inc. and was unsure of the outcome in respect to the value of the Company. The Biosearch Board was optimistic that such a transaction could increase the perceived value of Biosearch to a third party. With respect to the price of the Company's stock, it is the opinion of Biosearch that the OTC Bulletin Board does not reflect the true value of the Company's stock due to small amount of transactions and the wide fluctuation in price that can occur because of a few small transactions.

     In March of 1999 the Biosearch directors sought the advice of an evaluation expert to render a fairness opinion. (See Exhibits B and B1 of this Proxy Statement for a sumary of the report rendered by Wharton Valuation Associates, Inc.)

     In April 1999, Hydromer expressed interest to exchange each Biosearch share for a payment of $0.15. In addition there were other conditions which the Biosearch board found to be burdensome on certain employees (it required 5 key employees to waive a total of $136,000 in compensation, due and payable upon a change of control. This conditional compensation was given because these employees have not gotten raises in the past few years.) The Directors were of the opinion that loss of these key employees would be detrimental to the operation of Biosearch.

     On May 10, 1999 Hydromer, Inc. revised its offer to $0.20 and the allowance of part of the employee change of control payment and at a special meeting of the Biosearch Board of Directors, held on May 12, 1999 the Biosearch Board approved the offer and directed that it be presented to the stockholders for a vote. A PLAN OF EXCHANGE was thereafter approved at the regular Board meeting held on May 27, 1999 (see Proposal II).

     In the latter part of 1998 the Company and Hydromer formed a Y2K joint task force to assess the effect the Y2K problem would have on the facilities, jointly occupied. The companies are devising a plan that in the opinion of the management of the Company will be less expensive to implement then any plan implemented alone by the Company.

     On February 25, 1999 the Company closed a transaction with C.R. Bard, Inc. which transferred the Company's process coating technology and a coating machine pertaining to intermittent urinary catheters for the sum of $650,000. On the same date, Hydromer closed a transaction which licensed the right to use Hydromer's coating chemicals on the same device. Biosearch's contract had a condition whereby, the closing was conditioned on the Hydromer transaction closing at the same time. Outside counsel was used to represent the interests of Hydromer, because of a potential conflict.

     On June 28, 1999 the C.F.O. of Biosearch (Mr. Robert Keller) agreed to provide accounting services to Hydromer, Inc. on a part time basis in such a way as it would not interfere with his responsibilities at Biosearch. The total amount of his compensation for 1999 is expected to be far less then $100,000.

     Manfred F. Dyck, C.E.O. of the Company and his wife Ursula M. Dyck are also directors of Hydromer. Mr. Manfred Dyck is the President and CEO of Hydromer. In total they hold 42% (on a fully diluted basis) of the capital stock of Hydromer. Their son Martin C. Dyck, who is President of the Company, owns 46,152 shares or 1.1% of Hydromer stock.

                          II. SHARE EXCHANGE for $0.20
                                  (Proposal II)

SHOULD THE SHAREHOLDERS OF THE COMPANY EXCHANGE (a form of sale) THEIR SHARES FOR A PAYMENT OF $0.20 PER SHARE. Upon the affirmation vote of a majority of votes cast at the meeting, all issued and outstanding shares of the Company will be exchanged for $0.20 per share.

[The BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YES TO THIS PROPOSAL II.]

Information about transaction:

     If approved by a majority of the votes cast at a quorum representing 50% plus 1 of the outstanding shares and pursuant to New Jersey Law N.J.S.A. 14A:10-13 (Share Exchange) all the issued and outstanding shares of Common Stock of the Company will be acquired by Hydromer, Inc. a New Jersey Corporation as a wholly owned, non-public subsidiary by exchanging each share of the Company for the right to receive a payment of $0.20 ("Share Consideration"). Hydromer's principal place of business is 35 Industrial Parkway, Branchburg, NJ 08876, (908- 526-2828). Hydromer is an affiliate of the Company because Manfred F. Dyck, CEO of both company's owns a substantial amount of stock in both companies to exercise a controlling influence over the affairs of both companies.

     If a majority of the votes cast by holders of shares which are entitled to vote on the plan of exchange approve this plan then on the effective date of exchange the share certificates shall only evidence the right to receive the Share Consideration times the amount of the shares on the certificate (orange certificate). In the event a share certificate is blue in color the Share Consideration shall be divided by 5 (in 1996 there was a 1 for 5 reverse split), as the blue certificates represents pre-split shares

Right of dissent/appraisal:

     Under the New Jersey Business Corporation Act, because the consideration is cash, shareholders have no statutory right of dissent or appraisal [N.J.S.A. 14A:11-1(a)(i)(B)]

     The New Jersey Business Corporation Act (the "Act") sets forth the procedure for and authorizes the share exchange proposed herein. However, even full compliance with the provisions of the Act does relieve the directors of a corporation from their fiduciary obligations to all shareholders, and New Jersey case law permits a shareholder to bring an action to enjoin a transaction such as the one proposed herein if the transaction does not conform to accepted concepts of fairness and equity. The Boards of Directors of Biosearch and Hydromer, for the reasons set forth in this Proxy Statement, believe that this transaction conforms to such concepts.

Shareholders Protection Act:

     In New Jersey there is a law known as the "New Jersey Shareholders Protection Act" [N.J.S.A. 14A:10A-1 et seq. the "Protection Act"]. One of its purposes as stated is to discourage takeovers of public corporations financed largely through debt to be repaid in short-term by the sale of substantial assets of the target corporation. These takeovers prevent shareholders from realizing the full value of their holdings through forced mergers and coercive devices.

     The Protection Act prevents any business combinations between an "interested shareholder" as defined in the law, and the Company for a period of five years unless the business combination is approved by the Board of Directors prior to the interested stockholder's stock acquisition date or unless the transaction is otherwise exempt from the law. There are two "interested shareholders" in this transaction. Hydromer, Inc. which will acquire the shares of the Company and Mr. Manfred F. Dyck who holds more then 10% of the voting shares of both Hydromer and the Company. The business combination in this case occurs when the Company becomes a wholly owned subsidiary of Hydromer, Inc. Prior to the shareholders vote on this matter, the Board of Directors has investigated the fairness of the share exchange, hired and independent evaluation expert. This expert was of the opinion that the exchange rate of $0.20 per share is fair. (See Fairness Opinion, Exhibit B). The Board has approved the transaction and has submitted the final approval to the shareholders.

     Hydromer's acquisition of the Company's shares is permitted by the Protection Act because the Company's Board of Directors has approved the transaction before Hydromer has acquired any shares of the Company.

[N.J.S.A. 14A:10A-4 and 5a.]

     Although Manfred F. Dyck is an "interested shareholder" by virtue of his share ownership of Hydromer, Inc. [N.J.S.A. 14A:10A-3j(2)], this transaction is specifically exempt from the Protection Act because Manfred F. Dyck owns a smaller proportion of the voting power of the Company on the Effective Date of this transaction (21.8%) then he owned on the effective date (August 5, 1986) of the Protection Act (41.2%) [N.J.S.A. 14A:10A-6b]

Special Factors:

Directors and Officers of Hydromer, Inc.

     Directors:

          MANFRED F. DYCK, age 63, Chief Executive Officer of Biosearch Medical Products, Inc.(since 1975) and Hydromer, Inc. since July of 1989; Chairman of the Board of Hydromer since June 1983; President of Hydromer from 1980 to June 1983 and thereafter since July 1989. Director of Biosearch since 1975; Director of Hydromer since 1980. Manfred and Ursula are husband and wife, Martin C. Dyck, President of Biosearch is their son. He holds 1,682,172 shares or 38.5% in Hydromer.

          MAXWELL BOROW, M.D., age 72, Medical Doctor, retired Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994, Chief of Vascular Surgery at Somerset Medical Center from 1978-1985; Director of the Hydromer since 1990. He holds 6000 shares or <1% in Hydromer.

          URSULA M. DYCK, age 64; Director of Hydromer since 1980. Ursula and Manfred F. Dyck are wife and husband. She holds 158,076 shares or 3.6% in Hydromer.

          DIETER  HEINEMANN,  age  60;  Specialist,   Frankfurt,  Germany  Stock
          Exchange since prior to 1987. Director of the Company since 1991. He holds 565,125 shares or 12.9% in Hydromer.

          ROBERT H. BEA, age 45; Vice President of Quality Assurance & Regulatory Affairs at Siemens Hearing Instrument, Inc. since 1994; Vice President of Quality Assurance and Regulatory Affairs for Biosearch from 1992-1994; Previously, he worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973-1991. Director of Hydromer since 1996. He holds no shares in Hydromer.

Executive Officers:

     Manfred F. Dyck has been Chairman of the Board of Hydromer since June 1983 and a Director of Hydromer since its inception. Mr. Dyck served as Chief Executive Officer of Hydromer from its inception until October of 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been Chief Executive Officer of Biosearch since 1975.

     Robert Keller has been Principle Accounting Officer of Hydromer since June 1999. Mr. Keller is Vice President and Chief Financial Officer of Biosearch since 1995. Prior to this he was Vice President and Chief Financial Officer of Mailing Services.

     Joseph A. Ehrhard has been Vice President of New Business and R&D of Hydromer since September 1997. Prior to joining Hydromer, Mr. Ehrhard was Director of R&D for the Golden Cat Division of Ralston-Purina in St. Louis, Mo. Mr. Ehrhard was previously Director of R&D in Worldwide Absorbent Products and Materials Research for Johnston and Johnston in New Jersey. From June 1987 through January 1995, he was in R&D at Procter & Gamble Company, most recently as Section Head of Global New Technology Development in Personal Cleansing in Cincinnati, OH.

     Robert J. Moravsik has been Vice President and General Counsel of Hydromer since April 1998. He also serves in the same capacity for Biosearch. Prior to that he was Vice President and General Counsel to Fisher Stevens, Inc. a subsidiary of the Bureau of National Affairs.

     Robert D. Frawley has been secretary of Hydromer since 1984. Mr. Frawley has been an attorney in private practice since December 1985. He counsel to the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey since February 1994. From December 1983 to December of 1985, Mr. Frawley was Vice President-Corporate Counsel and Secretary of Biosearch.

Reasons for this transaction:

     The Company has been struggling to increase sales by using direct mailings, Internet solicitations, phone solicitations and attending trade shows. In 1999 it has entered into OEM agreements with Wilson-Cook and Applied Medical Resources. However the lack of any capital for marketing programs has impeded the Company's ability to exist as a going concern. It has been unable to obtain financing due to its financial history and to maintain its existing operations the Company has had to sell off some of its assets (sold its real property in 1998 to terminate foreclosure proceeding, executed a stand still agreement in 1998 for $200,000, sold urinary catheter coating business in 1999 for $450,000). Some attempts at financing include: internet solicitations for debt financing (no response); private offerings through investment bankers and financial intermediaries (fees too high and results too speculative); direct private placements (price was far less the $0.20).

     The Company has rejected filing under the Bankruptcy statutes as it was of the opinion that one asset which would be lost was its "Net Operating Losses". The NOL can be used to lower taxes under certain conditions. It is the Company's opinion after seeking advice from its experts that the liquidation value of Biosearch would be less then $0.15 per share. See summary of the Wharton Presentation to the Board of the Company which follows Exhibit B (see also "Forward Looking Statements"in the front of this proxy).

     Hydromer has the marketing and sales organization that would increase the sales volume of activities within the Company's area of expertise which is the manufacture and coating of medical devices. The Company has an FDA registered facility which also is registered under ISO 9001 (A standard used in Europe). The Company is authorized to put the "CE Mark" on some of its medical products such as stents, biofeedback devices and various catheters.

     As to Hydromer, Inc. it sees benefits in the Company's operation. The Company has used Hydromer's chemicals on most of its medical devices and has developed expertise in the use of Hydromer's Coatings in medical and commercial applications. At present, Hydromer does not have any engineering or production facilities to develop prototype uses for its coatings and other chemicals; in addition it cannot provide coating services on medical devices as it is not registered as a medical device manufacturer. Biosearch will bring such abilities and the production facilities to do production runs. Hydromer will, in addition be able to make use of the tax credits the Company has built up due to losses (Net Operating Losses or NOL's). Hydromer values these NOL's at a maximum of $12,000 if Hydromer continues to be profitable. There is, of course, no assurance that the Net Operating Losses will be useful unless they can be offset against income tax owed. The change of control limits the use of NOL's to approximately $12,000. If the transaction was not done and Biosearch would be profitable the value of the NOL's could be as high as $250,000. Use of NOL's is highly speculative and there is no assurance that Biosearch could ever use them. It is likely that these NOL will be used to some extent by Hydromer.

     Biosearch is of the opinion that the structure of this transaction was chosen by Hydromer to be easy for the stockholders to comprehend and to maintain the corporate existence of Biosearch to take advantage of the FDA and ISO 9000 registrations as well as the Net Operating Losses in the future. The structure was independently chosen by Hydromer during the negotiation between the outside Board members of both Companies. (Mr. Manfred F. Dyck did not take part in the discussions). The Biosearch Board exercising it business judgement originally felt the transaction could be consummated in a shorter time frame then a share exchange. If the transaction required the exchange of Biosearch stock for Hydromer stock, the time and expense of complying with the registration procedures for Hydromer stock would have resulted in undesirable delay and expense.

     In the opinion of the Company its shareholders will be given a premium over the past market price. The transaction is structured pursuant to New Jersey Law, whereby majority vote is conclusive. Neither the market or any third party has come forward to date and offered a better price/terms. Biosearch has never paid any dividends either because of its past loses or because past financing covenants precluded payment. It is the Company's opinion that there are no real detriments for the Biosearch stockholder. Other structures of transactions (like a share for share exchange) were rejected because of the transaction costs and the time factors. (Hydromer stock would have to be registered.) The transaction form was chosen as the simplest way to obtain a fair amount for the Company's stock. If Biosearch stockholders desire to retain any equity in the combined Hydromer-Biosearch entity, they can easily purchase Hydromer stock on the public market (OTC "pink sheets").

     Hydromer's Acquisition Committee considered an acquisition of Biosearch on a liquidation basis, and net book value basis, but considered also that an acquisition of assets on those bases would not bring to Hydromer: 1. the Food and Drug Administration registration for a manufacturing facilities,
     2. the ISO 9000 approval or 3. the tax loss carry forwards, which would remain with the corporate shell.

     Acquisition without these benefits was determined not to be in the interest of Hydromer and since the acquisition of the Biosearch stock was for a price that is greater then the price that Biosearch's stock is publicly traded (ignoring unjustified peaks from time to time) Hydromer is of the opinion that the $0.20 per share price is fair. For these reasons, Martin
     C. Dyck also determined that Biosearch was most valuable if the company were acquired in an exchange of stock for cash, rather than an asset transaction. Martin C. Dyck considers this transaction to be fair to the non-affiliated stockholders because in his opinion the future of Biosearch as a going concern is not certain. As a condition of the transaction closing Mr. Martin C. Dyck has waived the change of control payment of $72,000 due him at the closing. He will be offered a position of Vice President of Manufacturing at Hydromer for an anual salary of $110,000 and 10,000 stock options at a price set by the 5 day average prior to the closing.

     Although Manfred F. Dyck did not participate in the negotiation of the terms and conditions of this transaction, he concurs that the result of the transaction after reading the (reports and minutes of the Hydromer
     Acquisition Committee and the Biosearch Board minutes, that were not available to him during the negotiation) is fair to the non-affiliated stockholders.

Intentions of certain persons:

     Mr. Manfred F. Dyck, C.E.O. of both companies will exchange his shares at the same price as all other stockholders of the Company ($0.20 per share) (see "Information Concerning Certain Stockholders"). He intends to vote YES on this Proposal II. He has not made any statements for or in opposition to this Proposal II and has abstained as a Director from any consideration or vote on this matter. However as a member of the Board of Directors, they as a group have recommended that the stockholders vote YES to this proposal II.

     Although Manfred F. Dyck, Director of the Issuer and Hydromer, absented himself from discussions of the transaction and abstained from participating in the negotiation of the transaction, because of his security holdings in both Biosearch and Hydromer, he has reviewed the fairness opinion of Wharton Valuation Associates provided to Biosearch, and the deliberations of the Biosearch Board and the Hydromer Acquisition Committee and believes, based upon these items, that this transaction is fair to unaffiliated security holders. Martin C. Dyck has reviewed both the fairness opinion of Wharton Valuation Associates provided to Biosearch, and the deliberations of the Biosearch Board and the Hydromer Acquisition Committee and believes, based upon these reports, that this transaction is fair to unaffiliated security holders. The Board of Directors of Hydromer has reviewed the fairness opinion of Wharton Valuation Associates provided to Biosearch, and believes, based upon this review and its own deliberations and the outside reports of its experts, that this transaction is fair to unaffiliated security holders. Manfred F. Dyck and Martin C. Dyck intend to vote "YES" for Proposal II. Hydromer does not own any shares of Biosearch, and cannot vote on the proposal. No information is available to any filing person as to the intentions or mental impressions of officers and directors of Biosearch and Hydromer with respect to voting on this transaction.

Reports, Appraisals and Certain Negotiations

(a)  The following reports have been received:

     1. The Issuer has received a fairness opinion from Wharton Valuation Associates, Inc. ("WVA") See Section II of the Proxy Statement, subsection entitled "Special Factors -

     2. Hydromer received a Report of Howard Lawson & Company dated March 18, 1998 entitled "Materials Prepared for Preliminary Discussion of Valuation Issues in Connection with Target Transaction" (hereinafter "Lawson I").

     3. Hydromer also received a Report of Howard Lawson & Company entitled "Valuation of Certain Shares of Biosearch Medical Products, Inc." (hereinafter "Lawson II"). Lawson II has a valuation date of May 17, 1999 and an issue date of June 4, 1999.

     4. Hydromer also received a report in mid -1998 from its auditors, Rosenberg Rich Baker Berman & Co. entitled "Project Comet," which set forth certain pro-forma balance sheets for Biosearch and Hydromer as if the companies were combined using the purchase method and Pooling method.

(b)  As to the Wharton Report:

     1. Report was provided by Wharton Valuation Associates, 704 River Road, Trenton, NJ 08628.

     2. WVA has performed corporate valuations and fairness opinions for both private and public companies.

     3. WVA was recommended by Biosearch's auditors and interviewed directly by the Board of Directors of the Issuer. Biosearch considered other advisors, but concluded that WVA was well qualified and reasonably priced.

     4. WVA has no material relationship to the issuer or its affiliates, and no compensation is to be received by WVA except for its engagement fee.

     5. The amount of consideration was negotiated by the Issuer with the advice of WVA.

     6. WVA reviewed and summarized the balance sheets and income statements of Biosearch for the years 1993 through 1998 and the balance sheet and income statement at the end of the first quarter of 1999. WVA also did a discounted cash flow analysis of Biosearch using discount rates of 35%, 30% and 25%. WVA also performed a comparable public company analysis, and an analysis of market value ratios from sales and mergers of medical instrumentation companies. Lastly, WVA performed a liquidating value analysis. A valuation recap of all analyses showed the median share value to be $0.195 per share and the mean share value to be $0.216. No instructions were delivered to WVA from the Issuer or any Affiliate, other than as set forth in the WVA's proposal letter, and no limitations were placed upon WVA.

The Fairness Opinion and a summary of the Wharton Report is annexed to this Proxy Statement (see Exhibits B and B1). In addition, the Fairness Opinion and the Wharton Report will be made available for inspection and copying at the principal executive offices of the Issuer during regular business hours by any interested equity security holder of the Issuer or his representative who has been so designated in writing. A copy of the Fairness Opinion and the Wharton Report will be transmitted by the Issuer to any interested equity security holder of the Issuer or his representative who has been so designated in writing, without charge.

(c)  As to Lawson I and Lawson II

     1.   Howard Lawson & Co., Two Penn Center Plaza, Philadelphia, PA 19102

     2. Howard Lawson & Co are well known investment bankers in the New Jersey/Pennsylvania area. The company provides investment banking services to senior management of private and Public companies. Services include financial plans for corporations and their shareholders, valuations of securities and business interests, debt and equity financing, litigation support, and advice and negotiations dealing with changes in ownership, acquisitions and divestitures.

     3. Howard Lawson was recommended by the counsel to Hydromer, Inc. and was selected by Hydromer's management following interviews.

     4. Howard Lawson has no material relationship to the issuer or its affiliates, and no compensation is to be received by Howard Lawson except for its engagement fee.

     5. The amount of consideration was negotiated by Hydromer with the advice of Howard Lawson.

     6. (i) Lawson I: Lawson I provided preliminary information and provided no opinion as to valuation. Lawson I provided summary historical financial statements (balance sheets and statements of operations) for Hydromer and Biosearch; an analysis of guideline public companies for Hydromer; an analysis of guideline public companies for Biosearch; and an analysis of guideline acquisitions.

          (ii) Lawson II: Lawson II is a complete valuation report, including an opinion letter setting forth Howard Lawson's opinion as to the value of Biosearch shares as of May 17, 1999. In arriving in the they are opening unit of the fair market value both though, the stock both Biosearch Howard Lawson considered the following factors:

          1.   The nature and history of Biosearch business

          2. To the general economic outlook and the outlook for the medical equipment industry

          3. The book value of Biosearch and the financial condition of the company

          4.   The results of operations of Biosearch

          5.   The dividend paying capacity of Biosearch

          6. Whether or not Biosearch has any goodwill or other intangible value

          7.   Past transactions in Biosearch common stock and

          8. The market price of the stock of corporations engaged in the same or similar lines of business as Biosearch.

     Howard Lawson performed an asset purchase analysis of Biosearch based upon estimated fair market values of Biosearch's fixed and intangible assets. Howard Lawson also performed a discounted cash flow analysis based upon forecasts of future earnings, adjusted to reflect the probability of a range of possible outcomes.

     On the basis of an asset purchase, and excluding all liabilities, Howard Lawson was of the opinion that the relevant range of values for Biosearch was $0.16 to $0.18 per share.

     Assuming that Biosearch can turn around its declining revenues and further assuming that Biosearch achieves approximately 41 percent of its forecast, and using a discount rate of 45 percent, Howard Lawson found the equity value to be $0.15 per share. Assuming that Biosearch achieved approximately 55 percent of its forecast, using the same discount rate of 45 percent, Howard Lawson found the resulting equity value to be $0.20 per share.


     On the basis of their discussions with management at all materials reviewed, it is the opinion to Howard Lawson that the fair market value for Biosearch shares is $0.18-$0.20 per share as of the valuation date. No instructions were delivered to Howard Lawson except to describe the valuation services needed, and no limitations were placed upon Howard Lawson.

Lawson I and Lawson II will be made available for inspection and copying at the principal executive offices of the Issuer during regular business hours by any interested equity security holder of the Issuer or his representative who has been so designated in writing. A copy of Lawson I and Lawson II will be transmitted by the Issuer to any interested equity security holder of the Issuer or his representative who has been so designated in writing, upon the written request and at the expense of the requesting equity security holder.

(d)  As to the RRBB Report.

     1. Rosenberg Rich Baker Berman & Co., 380 Foothill Blvd. PO Box 6483, Bridgewater, NJ 08807

     2. Rosenberg Rich Baker Berman & Co. are Certified Public Accountants and serve as Hydromer's auditors.

     3. Hydromer selected Rosenberg Rich Baker Berman & Co. to provide certain financial scenarios because they are familiar with Hydromer's financial statements and qualified as CPA's to prepare pro forma statements.

     4. Rosenberg Rich Baker Berman & Co. serves as Hydromer's auditors and and is compensated on an hourly or project basis for accounting services.

     5. Rosenberg Rich Baker Berman & Co. provided background information only, and did not play any role in determining the consideration paid by Hydromer.

     6. Management and the Board of Directors of Hydromer desired to review the possible effect of the acquisition of the stock of Biosearch on the balance sheet of Hydromer. Rosenberg Rich Baker Berman & Co. prepared pro forma balance sheets assuming acquisition of Biosearch accounted for by the purchase method and by the pooling method. Rosenberg Rich Baker Berman & Co. was not asked for, and did not give any findings or recommendations. No instructions were delivered to Rosenberg Rich Baker Berman & Co. except to describe the accounting services needed, and no limitations were placed upon Rosenberg Rich Baker Berman & Co.

     The RRBB Report will be made available for inspection and copying at the principal executive offices of the Issuer during regular business hours by any interested equity security holder of the Issuer or his representative who has been so designated in writing. A copy of The RRBB Report will be transmitted by the Issuer to any interested equity security holder of the Issuer or his representative who has been so designated in writing, upon the written request and at the expense of the requesting equity security holder.

Business of Hydromer, Inc.:

     Hydromer, Inc. is a corporation organized in April of 1980. In September 1982 it was spun off from the Company to exploit certain chemical coating technology (chemicals that become dry on a surface but become slippery when wet) invented by the Company in the industrial/medical device market place. Presently Hydromer occupies 33% of the building that the Company leases from Hydromer. Hydromer manufactures chemicals and performs R&D in the polymer coating markets. Hydromer's annual sales for the year ending 6/30/98 were $2,360,570.

     Hydromer intends to use the Company's currently under utilized facilities to produce items that would otherwise have to be subcontracted. Hydromer also believes that the Company's medical coating expertise will be a synergistic addition to its own capabilities.

     Hydromer and Biosearch are related parties (affiliated entities) because Manfred F. Dyck holds a substantial amount of stock in both companies. A summary of the relationships with the numbers computed on the basis of Biosearch's fiscal year can be found under Proposal I, "Other Information Concerning Directors, Officers and Stockholders"

     Hydromer manufactures chemicals that are used as lubricous (slippery) coatings on medical products and on industrial surfaces for anti-fog properties. Hydromer also manufacturers chemicals that form gels intended for medical uses and cosmetic components. Biosearch is a medical device manufacturer which has developed expertise in the process of applying coating to various substrates. Hydromer does not have the experience in applying its own coatings outside the laboratory environment. In Hydromer's opinion the acquisition of Biosearch brings with it this commercial technology which will allow Hydromer to immediately expand the market for its patented products and related services using these products to customers in the medical device marketplace because Biosearch is registered with the FDA and has an ISO 9000 registration.

Summary of material features of this Exchange:

     a. The Board of Directors have proposed that each stockholder vote for the exchange (sale) of each of their common shares of the Company for a payment of $0.20. Once approved by a majority of the votes cast at the meeting, Biosearch stock certificates will be evidence to receive $0.20 times the number of shares held.

     b. Both Hydromer and Biosearch represent to each other that they are valid companies and they can enter into this exchange if approved by the Biosearch shareholders.

     c. Either company can terminate the exchange if in the opinion of either Board of Directors there is a material change in the business of the other. One specific requirements is that Biosearch's current debt, excluding debt to Hydromer cannot exceed $100,000. In the opinion of Biosearch, it feels this condition can be achieved if there is no further material delay in closing this transaction.

     d. In addition, the President of the Company, Martin C. Dyck has been offered employment with Hydromer, Inc. as the Vice President of Operation at a salary of $110,000 per year. He will also be given options to purchase 10,000 shares of Hydromer, Inc. at the 5 day rolling average market price prior to the Effective Date. Mr. Martin C. Dyck will remain as President of Biosearch Medical Products, Inc. at a salary of $1.00/year. In consideration, Mr. Martin C. Dyck agreed to waive a "change of control" payment of $72,000 which was awarded in June of 1998. Four other key employees were also awarded a "change of control payment", which Hydromer, Inc. has agreed to allow to be paid ($64,000)

     e. From time to time the Company has issued options (there are no warrants outstanding) to its key employees. Hydromer will pay these employees the difference between .20 and the option price if under .20 time the shares represented by the option certificate. Mr. Manfred F. Dyck holds the greatest amount of option for which he will receive $776. To the extent the option price is higher then $.20 they will be allowed to expire.

     f. Manfred F. Dyck holds 480,004 shares of the Common Stock of Biosearch and will be paid a total of $96,000.80 in exchange for his shares. Martin C Dyck holds an aggregate of 39,041 shares of Common Stock of Biosearch and will be paid an aggregate of $7,808.20 in exchange for his shares. Both Manfred F. Dyck's and Martin C. Dyck's interest in the net book value and net earnings of Biosearch will be proportional to their respective share holdings in Hydromer. Manfred F. Dyck holds approximately 47% of the outstanding shares of Hydromer, and Martin C. Dyck holds less than one percent of the outstanding shares of Hydromer. As Biosearch will be a wholly-owned subsidiary of Hydromer, Hydromer will have a 100% interest in the net book value and net earnings of Biosearch.

     g. It is anticipated that the duration between the stockholders approval and the closing of the exchange (upon filing in the N.J. Division of Commercial Recording per New Jersey Law), will be less then two weeks). It is further anticipated that notices to shareholders to send in their certificates will be done within 4 weeks. Shareholders will send in their certificates and a form requiring their social security number and certification in the absence of backup withholding. Payment in the form of a check will be sent as soon as possible.

Accounting Treatment:

     The proposed transaction is a business combination accounted for under the purchase method, effective on the date of the transaction. Balance sheet elements of both companies will be combined on the effective date. The monies paid to the stockholders for their exchange of Biosearch stock along with the fees and costs associated with the acquisition will be accounted for on Hydromer's balance sheet as an investment in a subsidiary. The consolidated stockholders equity that remains on the effective date will go to Hydromer (Biosearch's stockholders' equity will be eliminated upon consolidation). Assets of Biosearch Medical Products, Inc. will be appraised and recorded at their fair value on the consolidated balance sheet. Any difference between the amount paid to Biosearch stockholders (the Purchase Price) and the fair value of Biosearch will result in good will. This goodwill will be amortized over 20 years. This amortization is not deductible for tax purposes.

     Fixed assets will be recorded at fair value as of the close of business on the effective date. Any balances between Hydromer and Biosearch, such as trade payables and receivables, prepaid and deferred rent, will be eliminated in consolidation.

Federal Income Tax Consequences:

     The exchange (form of sale) of Common Shares into the right to receive cash pursuant to the Plan of Exchange will be a taxable transaction for federal income tax purposes under the Internal Revenue Code as amended ("the CODE"), and may also be a taxable transaction under applicable state, local and other tax laws.

     In general, a stockholder will recognize gain or loss equal to the difference between the tax basis of his shares and the amount of cash received under this exchange. Such gain or loss will be treated as a capital gain or loss if the shares are capital assets in the hands of the stockholder.

     The tax consequences  described in the preceding paragraph may not apply to
(i) shares acquired upon the exercise of incentive stock options or otherwise as compensation, (ii) certain non-resident aliens and foreign corporations and stockholders who are subject to special tax treatment under the Code, and (iii) any stockholder who now intends to utilize installment sale treatment with respect to applicable gain realized upon them of payments under this exchange.

     The federal income tax consequences set forth above are for general information. Each stockholder is urged to consult his own tax advisor to determine the particular tax consequence to them of this exchange, including the applicability and effect of state, local and other tax laws.

Dividends:

     The Company has never paid dividends and no dividends are in arrears.

Book Value of Company

The Book Value of the Company for the past 5 years has been:

                                   As of 12/31

1994           1995           1996           1997           1998

$1.46          1.08           0.68           0.43           0.04

     (Note) In February of 1999 the Company sold a coating machine and licensed certain technology to C.R. Bard, Inc. for a total price of $650,000 of which $200,000 was paid as an advance. This extraordinary transaction raised the book price of the Company on March 30, 1999 to $0.22

Price of Securities before and after public announcement on May 13, 1999.

         before public announcement- $0.12
         after public announcement-  $0.16

Share Price of Company

     The Company currently trades on the "pink sheets" which is a form of "over the counter". If a buyer or seller wishes to buy or sell shares they must contact a broker who will conduct a search to see if there are any other sellers or buyers of stock at the price desired. The share price of the Company stock over the last 2 years was:

     1999 Q1 - $0.08  to 0.50  (.50  traced  to a  one-time  purchase  by a Fla.
          investment group, not considered as meaningful by any filing person)

     1998 Q4 - $0.08 to 0.11
          Q3 - $0.06 to 0.14
          Q2 - $0.14 to 0.22
          Q1 - $0.19 to 0.22

     1997 Q4 - $0.09 to 0.28
          Q3 - $0.09 to 0.19
          Q2 - $0.09 to 0.19
          Q1 - $0.12 to 0.22

Regulatory requirements:

     Completing this transaction will result in the Company having only one stockholder (it has gone private). The Company will still stay in existence and retain all its rights and liabilities. No regulatory approval is required other then an acknowledgement of an environmental filing with the N.J. State Department of Environmental Protection. Such filing has been completed and approved.

     Hydromer, Inc. and the Company and certain affiliated persons, must comply with the requirements of S.E.C. Rule 13 E 3 which will be filed at the same time as this proxy is mailed to the stockholders.

BIOSEARCH, Inc. WILL "GO PRIVATE"

     If the proposed transaction is completed, the Company will no longer have a filing obligation pursuant to any Securities Laws as it will have only one stockholder. At present, the acquiring company, Hydromer, Inc. does not own any shares of Common Stock in the Company although it is considered an affiliate because of stock owned in both companies by Manfred F. Dyck who is C.E.O. of both Hydromer and Biosearch. Existing stockholders will be paid $0.20 for each share of Biosearch Common Stock held by them and will no longer be shareholders of Biosearch.

SOURCE OF FUNDS/FEES

     Hydromer, Inc. will pay for the exchange of the 2,202,878 outstanding shares at $0.20 per share ($440,576) out of cash reserves. Total expenses and anticipated fees or costs to be paid in connection with this transaction are estimated to be:

  Exchange of common stock $440,576

  Legal -                   $25,000 (outside counsel used by Hydromer)
  Fairness opinion -         27,500 (the Wharton Fairness Report to Biosearch)
  Evaluation -               30,000 (the Lawson evaluation reports to Hydromer)
  Accounting -                5,000 (analysis/responding to SEC comments)
  Solicitation -              3,600
  Edgarizing -                9,000 (electronic filing with SEC, keying reports)
  Printing -                  7,000
  Proxy solicitation -        3,600


  Exchange of money
   for certificates -        3,000
  Filing fees (Form 13 E 3) -   88

TOTAL                     $554,364


Fairness Opinion:

     The Company has retained Jeffrey F. Nelson of Wharton Valuation Associates, Inc. to investigate this transaction and render an opinion as to its fairness. The Board of Directors has relied on this report in recommending to the stockholders to vote FOR this exchange. The report is attached as Exhibit B.

Material Contracts with Hydromer:

     Hydromer, Inc. is defined as an affiliated party as Mr. Manfred F. Dyck, the CEO of the Company owns 42% of the outstanding stock of Hydromer, Inc.

     Please refer to "Other Information Concerning Directors, Officers and Other Stockholders"

Further information about the Company

     Included with this mailing is the Company's 10KSB for 1998, the Company's 10 QSB for the quarters ending March 30, 1999 and June 30, 1999.

Exhibit IIA


                                PLAN OF EXCHANGE
                                 BY AND BETWEEN
                                 HYDROMER, INC.
                                       AND
                        BIOSEARCH MEDICAL PRODUCTS, INC.


This is a Plan Of Exchange ("PLAN") by and between Hydromer Inc., a corporation of the State of New Jersey ("HYDI " or "Acquiring Corporation") and Biosearch Medical Products, Inc. a corporation of the State of New Jersey ("BMP").

I.   PLAN OF EXCHANGE

     1.01. A PLAN by which the issued and outstanding common shares of BMP are acquired by HYDI and converted to a right to receive $0.20 per BMP share pursuant to the provisions of Chapter 10 of the New Jersey Business Corporation Act is adopted as follows:

          (a) On the EFFECTIVE DATE, all the issued and outstanding common shares of BMP shall be deemed to be acquired by HYDI.

          (b) On the EFFECTIVE DATE, each issued and outstanding common share of BMP shall be converted into a right to receive $0.20. Each holder of issued and outstanding BMP shares on the EFFECTIVE DATE shall be entitled to receive, upon surrender to HYDI or its transfer agent of a certificate or certificates representing such shares in accordance with such reasonable procedures and conditions with respect to such surrender as HYDI and BMP shall establish, a check for a cash amount representing that number of BMP shares surrendered multiplied by $0.20. Certificates for BMP shares not surrendered to HYDI shall, after the EFFECTIVE DATE, be deemed to represent such right to receive $0.20 for each BMP share represented by such certificate.

          (c) When this PLAN shall become effective, BMP shall continue its corporate existence as a wholly owned subsidiary of HYDI, and the Certificate of Incorporation of BMP, as existing on the EFFECTIVE DATE shall continue in full force and effect as the Certificate of Incorporation of BMP until altered, amended or repealed as provided in the Certificate or as provided by law.

          (d) Options to purchase shares of BMP which have an exercise price of less than $0.20 shall be redeemed by the payment to the holder of such option of the difference between the exercise price and $0.20. Options to purchase shares of BMP, which have an exercise price of greater than $0.20 shall be extinguished.

          (e) The Certificate of Incorporation of HYDI, as existing on the EFFECTIVE DATE, shall continue in full force and effect as the Certificate of Incorporation of the Acquiring Corporation until altered, amended or repealed as provided in the Certificate or as provided by law.

     1.02. The effective date of the PLAN ("EFFECTIVE DATE") shall be upon recordation with the Division of Commercial Recording in the State of New Jersey.

II.  REPRESENTATIONS AND WARRANTIES OF CONSTITUENT CORPORATIONS

     2.01. HYDI represents and warrants to BMP that it is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with corporate power and authority to own property and carry on its business as it is now being conducted, and to enter into and carry out the terms of this PLAN OF EXCHANGE.

     2.02.(a) BMP represents and warrants to HYDI that BMP is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with corporate power and authority to own property and carry on its business as it is now being conducted and to enter into and carry out the terms of this PLAN OF EXCHANGE.

          (b) BMP has an authorized capital of 5,000,000 shares of common stock of which, prior to the EFFECTIVE DATE, 2,202,878 shares are validly issued and outstanding and 257,000 are subject to warrants, options and rights to purchase.

III. COVENANTS AND OBLIGATIONS PRIOR TO THE EFFECTIVE DATE

     3.01. Pending consummation of this PLAN, each of the constituent corporations will carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and other business contacts.

IV.  DIRECTORS AND OFFICERS

     4.01.(a) The Board of Directors of BMP on the EFFECTIVE DATE shall serve as the Board of Directors until their successors have been elected and qualified.

          (b) If a vacancy shall exist on the Board of Directors of the BMP on the EFFECTIVE DATE, the vacancy may be filled as provided in the By-laws of BMP.

V.   BY-LAWS

     5.01. The By-laws of HYDI and BMP as existing on the EFFECTIVE DATE shall continue in full force until altered, amended or repealed as provided in such By-laws or as provided by law.

VI.  TERMINATION

     6.01. This Plan may be terminated and abandoned at any time prior to the EFFECTIVE DATE at the election of the Board of Directors of HYDI or BMP, if between the date of this PLAN and on the EFFECTIVE DATE there shall have been in the opinion of such Board of Directors any materially adverse change in the business or condition, financial or otherwise, of either corporation.

VII. MISCELLANEOUS

     7.01. The validity, interpretation and performance of this PLAN shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

     7.02. The original executed copy of this PLAN is on file at the principal place of business of HYDI, 35 Industrial Parkway, Branchburg, NJ 08876.

     7.03. A copy of the PLAN will be furnished without cost to any stockholder of BMP or HYDI upon request.

          IN WITNESS WHEREOF, the parties hereto caused this PLAN to be executed by their duly authorized officers and their respective corporate seals affixed hereto on the twenty seventh day of May, 1999.

                                 HYDROMER, INC.
ATTEST:


By:_____________________        By:_____________________
       Secretary                      Vice-President

                                BIOSEARCH MEDICAL PRODUCTS, INC.

ATTEST:


By:_____________________        By:_____________________
       Secretary                      Vice-President

Exhibit B

Fairness opinion; Report of:

Jeffrey J. Nelson
Wharton Valuation Associates, Inc.
704 River Road
West Trenton, NJ 08628
Dated May 12, 1999

We have conducted an analysis of Biosearch Medical Products, Inc.("Biosearch" or the "Company") for the purpose of determining the fair value of 100 percent of the Company's outstanding stock. It is our understanding that our analysis may be used by the Company's Board of Directors in assessing the financial fairness of an offer to purchase all the Company's outstanding common stock.

It is our understanding that an offer of $0.20 per share of common stock has been made by Hydromer, Inc. We understand further that Hydromer has agreed to assume approximately one-half of the "change of control" obligation (not booked on the Company's balance sheet). We consider this offer to be fair from a financial point of view from the perspective of the stockholders of Biosearch Medical Products, Inc.

We base this conclusion upon an analysis of financial projections for Biosearch out over the next five years, as well as the prices being paid for companies in the medical instrument industry. With respect to out valuation of the Company's projections, we applied a discount rate which reflects the considerable uncertainty that the actual results will not materialize as projected. With respect to the prices being paid for similar companies, we valued the Company at the lower end of the range of multiples (of revenue) prevailing in the market place, again reflecting relatively poor operating history. We also considered the Company's relatively thin equity capitalization and poor operating results for the first three months of 1999.

I hope this brief summary is of help to you and urge you to call if there is any questions regarding it.

/ss/  Jeffrey J. Nelson, Managing Director

Exhibit B1.

Summary of report given to the Biosearch Board on April 29, 1999 by Wharton Valuation Associates, Inc. (See Forward Looking Statements).

     Exhibit A was the balance sheets of Biosearch for the fiscal years 1993 to 1998 and a balance sheet for 3/31/99. The figures were taken from the Company's filings with the S.E.C.

     Exhibit B was a recap of the Income statements for the same years as Exhibit A.

Three Models were used to determine the fair value of Biosearch: 1 Discounted Cash Flow; Comparative Sales and Liquidation Value Analysis.

DISCOUNTED CASH FLOW:

     Exhibit 1 was an analysis of present value of free cash flows projected out for 4.5 years based on projection supplied by Biosearch and then further projected for 17 more years based on an assumption of a 10% growth. The Biosearch projections are based on the business judgement of Mr. Martin C. Dyck, President and Mr. Robert Keller, CFO of the Company. Biosearch projection indicate:

              1999           2000           2001           2002           2003
Sales     $1,855,300     $2,696,000     $3,526,000     $4,201,000     $4,851,000
Net Income   (74,152)       140,301        128,813        421,988        718,138

Based on certain assumption of Federal Income Tax=34%, State Income Tax=9%, Present Value Interest Factor of 35%, the Enterprise value calculated to $275,361 or $0.125 per share.

Exhibit 2 contained the same information except the Present Value Interest Factor was set to 30%. It indicated that the Enterprise value was $503,554 or $0.229 per share

Exhibit 3 changed the Present Value Interest Factor to 25% indicating the Present Enterprise value was $858,011 or $0.391 per share.

COMPARATIVE ANALYSIS-SALES, MERGERS and ACQUISITIONS:

Exhibits 4 and 5 contained data on over 40 Companies. Based on averages of Price to Revenue ratios, Wharton concluded that the value of the Company was $530,345 or $0.242 per share. If an average was computed based on Sales/Merger transactions the value of the Company would be $353,004 or $0.161 per share.

Exhibits 6,7 & 8 were summaries of the information in Exhibits 4&5.

LIQUIDATION:

Exhibit 9 calculated the liquidation value as of 3/31/99 based on the Company's balance sheet.

ASSETS
Current Assets:
Cash and cash equivalents                                               $ 49,157
Accounts receivable @ 85%                                                 94,903
Inventories @ 50%                                                        164,914
Other current assets                                                     235,908
                                                                        --------
TOTAL current assets                                                     544,882

Property, plant & Equipment                                              250,000
                                                                         -------

TOTAL ASSETS                                                             794,882

Liabilities and stock holders
equity
Current Liabilities                                                      330,000
Change of control obligations                                            135,000
                                                                         -------

Total Liabilities                                                        465,000

ESTIMATED LIQUIDATION VALUE
                                                                         329,882

Per share                                                                $ 0.150


OVERALL

Exhibit 10 averages all the models and presents a median value of $0.195 per share and a mean value of $0.216 per share.

                 III. RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Amper, Politziner & Mattia to serve as independent accountants for the Company for the fiscal year ending December 31, 1998. The Board of Directors considers this firm to be eminently qualified.

     A representative of Amper, Politzner & Mattia will be present at the Meeting with the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                IV. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such matters are properly presented for action, it is the intention of the person named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

     If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked.

IMPORTANT

If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors (Proposal I) IN FAVOR OF the individual propose by the Board of Directors and in favor of Proposal II (Exchange [form of sale] of stock for $0.20/share). Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder, who may have already given a Proxy, will have the effect of revoking the same. A stockholder may revoke a proxy by notifying the Secretary of Biosearch in writing in any form signed by the stockholder, that the prior proxy is revoked.

     All costs relating to the solicitation of Proxies will be borne by the Company. Proxies will be solicited by the Company by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign, and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by April 20, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

                                   ***END***

                                   PROXY CARD

PROXY BIOSEARCH MEDICAL PRODUCTS INC. PROXY-Annual Meeting of Shareholders - October 20, 1999. This Proxy is Solicited on behalf of the Board of Directors

1. ELECTION FOR, all nominees [X] WITHHOLD AUTHORITY [X] *EXCEPTIONS [X] OF DIRECTORS listed below to vote for all nominees.

Nominees:  Manfred F. Dyck, Martin C. Dyck, Klaus J.H. Meckeler, M.D., Frederick
L. Perl, M.D. and David M. Schreck, M.D. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the Exceptions box and write that nominee's name in the space provided below).

Exceptions

--------------------------------------------------------------------------------

 2. Exchange of Common Stock: Should the shareholders exchange (a form of sale) their stock for a payment of $0.20 per share? (The Board of Directors recommend you vote YES for this PROPOSAL II) YES [X] NO [X]

3. In their discretion, upon such other matters as may properly come before the meeting.


Change of Address or Comments Mark Here [X]

Important please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers indicate their full title when signing. Where shares are registered in the names of joint tenants or trustees, each tenant or trustee should sign. Dated: ,1999

--------------------------------------------------------------------------------

| (Signature of Shareholder) | | -----------------------------------

| (Signature of Shareholder if -------| held jointly)

Votes MUST be indicated (x) in Black or Blue ink. [X] Please sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

The undersigned, a shareholder of BIOSEARCH MEDICAL PRODUCTS INC., does hereby appoint ROBERT KELLER and ROBERT J. MORAVSIK, or either of them with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ryland Inn, Route 22 West, Whitehouse, New Jersey, on October 20, 1999, 10:00 am, local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE STOCK EXCHANGE (Continued and to be Completed on Reverse Side)

BIOSEARCH MEDICAL PRODUCTS P.O. BOX 11047 NEW YORK, N.Y. 10203-0047